                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Paging Network, Inc.
                (Name of Registrant as Specified In Its Charter)

                              Paging Network, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [PAGENET LOGO]
                              PAGING NETWORK, INC.

                                                                   April 1, 1998

Dear Fellow Shareowner:

     You are cordially invited to attend PageNet's Annual Meeting of Shareowners to be held at 11:00 A.M., Central Daylight Time, on Thursday, May 21, 1998, at the offices of Bank of America -- Illinois, 231 South La Salle Street, 21st Floor, Chicago, Illinois.

     This year you are being asked to elect two directors and to approve PageNet's Amended and Restated 1991 Stock Option Plan, which will permit all PageNet employees to be eligible to receive stock options. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" Proposals No. 1 and 2.

     At the meeting, I will also report on PageNet's affairs on behalf of the Board of Directors and a discussion period will be provided for questions and comments.

     The Board of Directors appreciates and encourages shareowner participation in PageNet's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

     Thank you for your cooperation and thank you for being a PageNet shareowner.

                                          Very truly yours,

                                          JOHN P. FRAZEE, JR.
                                          Chairman, President and Chief
                                          Executive Officer

                              PAGING NETWORK, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                                                                   Dallas, Texas
                                                                   April 1, 1998

     The Annual Meeting of Shareowners of Paging Network, Inc. (the "Company") will be held at the offices of Bank of America -- Illinois, 231 South La Salle Street, 21st Floor, Chicago, Illinois, on Thursday, May 21, 1998, at 11:00 A.M., Central Daylight Time, for the following purposes:

     1. To elect two Class I directors of the Company to serve until the 2001 Annual Meeting of Shareowners.

     2. To consider and approve the Company's Amended and Restated 1991 Stock Option Plan, which would permit all employees of the Company to be eligible to receive stock options under that plan.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareowners of record at the close of business on March 23, 1998, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Shareowners are requested to complete, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

                                          RUTH WILLIAMS
                                          Senior Vice President, General Counsel
                                          and Assistant Secretary

                              PAGING NETWORK, INC.
                          4965 PRESTON PARK BOULEVARD
                                   SUITE 800
                               PLANO, TEXAS 75093
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share ("Common Stock"), of Paging Network, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareowners to be held on May 21, 1998 (the "Annual Meeting"), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Shareowners. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareowners. The Board of Directors knows of no other business that will come before the meeting.

     This Proxy Statement and proxies for use at the meeting will be mailed to shareowners on or about April 7, 1998, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. In addition, to assist in the solicitation of proxies, the Company has retained Corporate Investor Communications, Inc., whose fees are expected to be approximately $6,000 (plus out-of-pocket expenses).

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Shareowners may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Senior Vice President, General Counsel and Assistant Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Shareowners and in accordance with their best judgment on any other matters that may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only shareowners of record at the close of business on March 23, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The Company had outstanding on March 23, 1998, 103,309,788 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Shares represented by executed proxies which abstain from one or all matters to be acted upon at the meeting and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and actually voted at the meeting is required for the election of directors and the affirmative vote of holders of a majority of the shares of Common Stock present or represented and actually voted at the meeting is required for the approval of the adoption of the Amended and Restated 1991 Stock Option Plan. Abstentions and broker non-votes will have no effect on the outcome of the election of directors and the proposed adoption of the Amended and Restated 1991 Stock Option Plan.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information, as of February 6, 1998 except when noted, regarding the beneficial ownership of the Company's Common Stock of
(i) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and those persons who were, at December 31, 1997, the other four most highly compensated executive officers of the Company and its subsidiaries, (iii) two additional individuals for whom disclosure would have been provided in (ii) but for the fact that the individuals were not serving as executive officers on December 31, 1997, and (iv) all present executive officers and directors of the Company as a group. For comparable information with respect to the directors, see "PROPOSAL NO. 1 -- ELECTION OF TWO DIRECTORS" on pages 3 through 5.

                                                               AMOUNT AND         PERCENTAGE
                                                               NATURE OF        OF OUTSTANDING
                                                               BENEFICIAL           COMMON
                  NAME OF BENEFICIAL OWNER                    OWNERSHIP(1)          STOCK
                  ------------------------                    ------------      --------------
T. Rowe Price Associates, Inc...............................   10,262,600(2)          9.9%
100 E. Pratt Street Baltimore, MD 21202
John P. Frazee, Jr..........................................      261,160(3)            *
George M. Perrin............................................      253,764(4)            *
Glenn W. Marschel...........................................       70,100(5)            *
Michael A. DiMarco..........................................       97,508(6)            *
Barry A. Fromberg...........................................       94,000(7)            *
William G. Scott............................................       52,822(8)            *
Ruth Williams...............................................        4,000(9)            *
All present executive officers and directors as a group (15
  persons)..................................................    3,034,742(10)         2.9%

---------------

  *  Less than 1%.

 (1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed. Includes options exercisable as of February 6, 1998, or within 60 days after such date.

 (2) Information has been obtained from T. Rowe Price Associates, Inc. as of March 26, 1998.

 (3) Includes 238,000 shares subject to exercisable options.

 (4) Information has been obtained from a Form 4, dated March 9, 1998, filed by Mr. Perrin with the Securities and Exchange Commission (the "Commission"). Includes 250,000 shares subject to exercisable options. Does not include 66,000 shares owned by a trust for the benefit of Mr. Perrin's minor child, in which shares Mr. Perrin disclaims any beneficial ownership.

 (5) Does not include 10,000 shares owned by Mr. Marschel's wife, in which shares Mr. Marschel disclaims any beneficial ownership.

 (6) Includes 87,508 shares subject to exercisable options. Of this amount, 10,000 shares constitute restricted stock, which vests at a rate of 20% per year, subject to the attainment by the Company of specified performance criteria, with the remainder, if any, vesting on the tenth anniversary of the date of grant.

 (7) Represents 94,000 shares subject to exercisable options.

 (8) Includes 47,822 shares subject to exercisable options. Of this amount, 5,000 shares constitute restricted stock, which vests at a rate of 20% per year, subject to the attainment by the Company of specified performance criteria, with the remainder, if any, vesting on the tenth anniversary of the date of grant.

 (9) Represents 4,000 shares subject to exercisable options.

(10) Includes 883,966 shares subject to exercisable options.

                  PROPOSAL NO. 1 -- ELECTION OF TWO DIRECTORS

     Two directors are to be elected at the meeting, to serve as Class I directors of the Company until the 2001 Annual Meeting of Shareowners and until their successors shall have been duly elected and qualified. Each person named below is now a director of the Company. In the event that either of these nominees shall be unable to serve as a director, discretionary authority is reserved to vote for a substitute. The Board of Directors has no reason to believe that either of these nominees will be unable to serve.

     The directors of the Company, including the nominees for election to Class I at the meeting, their ages, the year in which each first became a director, their principal occupations or employment during the past five years, any other public companies of which they are a director and the number and percentage of outstanding shares of Common Stock beneficially owned by each as of February 6, 1998, are:

CLASS I (TERM EXPIRES 1998)

                                YEAR                                             AMOUNT AND
                               FIRST                                             NATURE OF     PERCENTAGE OF
                               BECAME            PRINCIPAL OCCUPATION            BENEFICIAL     OUTSTANDING
      INCUMBENTS        AGE   DIRECTOR        DURING THE PAST FIVE YEARS        OWNERSHIP(1)   COMMON STOCK
      ----------        ---   --------   -------------------------------------  ------------   -------------
John P. Frazee, Jr....  53      1995     Chairman, President and Chief             261,160(2)     *
                                         Executive Officer of the Company
                                         since August 4, 1997; Private
                                         Investor from August 1993 to August
                                         1997; President and Chief Operating
                                         Officer of Sprint Corporation from
                                         March 1993 to August 1993; Chairman
                                         and Chief Executive Officer of Centel
                                         Corporation, a telecommunications
                                         company, from April 1988 to January
                                         1993. Mr. Frazee also serves as a
                                         director of Dean Foods Company, Nalco
                                         Chemical Company, Inc., Security
                                         Capital Group, Inc. and Homestead
                                         Village Incorporated.
John S. Llewellyn,      63      1997     Chief Executive Officer of Ocean            9,333(3)     *
  Jr..................                   Spray Cranberries, Inc. and other
                                         positions from 1982-1997, at which
                                         time he retired. Mr. Llewellyn also
                                         serves as a director of Dean Foods
                                         Company.(8)(9)

CLASS II (TERM EXPIRES 1999)

                                YEAR                                             AMOUNT AND
                               FIRST                                             NATURE OF     PERCENTAGE OF
                               BECAME            PRINCIPAL OCCUPATION            BENEFICIAL     OUTSTANDING
      INCUMBENTS        AGE   DIRECTOR        DURING THE PAST FIVE YEARS        OWNERSHIP(1)   COMMON STOCK
      ----------        ---   --------   -------------------------------------  ------------   -------------
Carl D. Thoma.........  49      1981     Co-Founder and Managing Partner of      1,400,367(4)       1.4%
                                         Thoma Cressey Equity Partners,
                                         successor to Golder, Thoma, Cressey,
                                         Rauner, Inc., an investment firm
                                         co-founded by Mr. Thoma in 1980. Mr.
                                         Thoma also serves as a director of MS
                                         Financial, Inc.(9)
Roy A. Wilkens........  55      1997     President and Chief Executive Officer       2,621           *
                                         of WilTel and its successor company,
                                         WorldCom Network Services from 1985-
                                         1997. Mr. Wilkens also serves as a
                                         director of Qwest Communications
                                         International Inc., Unidial Inc. and
                                         Invensys Corporation, Inc.(9)(10)
CLASS III (TERM EXPIRES 2000)
INCUMBENTS
----------------------

Richard C.              67      1994     Executive Vice President of                20,307(5)        *
  Alberding...........                   Hewlett-Packard Co. and other
                                         management positions from 1958-1991.
                                         Mr. Alberding also serves as a
                                         director of Digital Microwave
                                         Corporation, Kennametal Inc.,
                                         Quickturn Design Systems, Inc.,
                                         Digital Link Corp., Sybase, Inc.,
                                         Walker Interactive Systems, Inc. and
                                         Storm Technology, Inc.(9)
Bryan C. Cressey......  48      1993     Co-Founder and Partner of Thoma           787,867(6)        *
                                         Cressey Equity Partners, successor to
                                         Golder, Thoma, Cressey, Rauner, Inc.,
                                         an investment firm co-founded by Mr.
                                         Cressey in 1980. Mr. Cressey also
                                         serves as a director of Cable Design
                                         Technologies Corp. and American
                                         Medserve Corp.(10)

                                YEAR                                             AMOUNT AND
                               FIRST                                             NATURE OF     PERCENTAGE OF
                               BECAME            PRINCIPAL OCCUPATION            BENEFICIAL     OUTSTANDING
      INCUMBENTS        AGE   DIRECTOR        DURING THE PAST FIVE YEARS        OWNERSHIP(1)   COMMON STOCK
      ----------        ---   --------   -------------------------------------  ------------   -------------
Lee M. Mitchell.......  54      1991     Partner in Thoma Cressey Equity            53,621(7)        *
                                         Partners, successor to Golder, Thoma,
                                         Cressey, Rauner, Inc., an investment
                                         firm for which Mr. Mitchell has
                                         served as a principal since 1994;
                                         Partner, Sidley & Austin, a law firm,
                                         1992-1994. Mr. Mitchell also serves
                                         as a director of Washington National
                                         Corporation, American Medserve Corp.,
                                         ERO, Inc. and the Chicago Stock
                                         Exchange.(8)(10)

---------------

   * Less than 1%.

 (1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed. Includes options exercisable as of February 6, 1998, or within 60 days of such date.

 (2) Includes 238,000 shares subject to exercisable options.

 (3) Includes 9,000 shares subject to exercisable options.

 (4) Includes 45,000 shares subject to exercisable options.

 (5) Includes 18,000 shares subject to exercisable options.

 (6) Includes 45,000 shares subject to exercisable options.

 (7) Includes 45,000 shares subject to exercisable options.

 (8) Member of Nominating Committee of Board of Directors.

 (9) Member of Stock Option/Compensation Committee of Board of Directors.

(10) Member of Audit Committee of Board of Directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee, which met five times during the 1997 fiscal year. The primary functions of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices and to maintain, by way of regularly scheduled meetings, a direct line of communication among the directors, the Company's internal auditors and independent auditors. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent auditors and for considering the range of non-audit and audit fees.

     The Board of Directors has a Stock Option/Compensation Committee (the "Compensation Committee"), which met five times during the 1997 fiscal year and acted by unanimous consent six times. The Compensation Committee's functions are to grant stock options to the Company's key employees and otherwise administer the Company's stock option plans, and to set the salary and bonus compensation for the Company's President and Chief Executive Officer and review and approve the salary and bonus compensation recommendations of the President and Chief Executive Officer for the Company's other executive officers.

     The Board of Directors has a Nominating Committee, whose function is to recommend candidates for membership on the Board to the full Board of Directors and assist in the recruitment of those candidates. While the Nominating Committee did not meet formally during the 1997 fiscal year, its members had many discussions during the year, either in person or by telephone.

     During the 1997 fiscal year, the Board of Directors held ten meetings. Each director attended more than seventy-five percent (75%) of the Board meetings and the meetings of Board committees on which he served.

COMPENSATION OF DIRECTORS

     Directors who are full-time officers of the Company receive no additional compensation for serving on the Board of Directors or its committees. Effective January 1, 1998, directors who are not full-time officers receive an annual retainer of $20,000 plus $1,500 for each attended meeting of the Board of Directors, $1,000 for each teleconference meeting of the Board of Directors and reimbursement for traveling costs and other out-of-pocket expenses incurred in attending such meetings. Directors who serve on one or more of the Audit Committee, the Stock Option/Compensation Committee or the Nominating Committee receive $5,000 per year for their service. Directors who serve as chairman of one or more of these committees receive an additional $5,000 per year.

     In addition, pursuant to the Company's Amended and Restated 1992 Stock Option Plan for Directors (the "Directors Plan"), each non-employee director is granted an option, following his initial election as a director, to purchase 45,000 shares of Common Stock. The option exercise price is the fair market value of the underlying Common Stock on the date of grant. The options granted become exercisable in five equal annual installments beginning on the date of grant and continuing so long as the person remains a director of the Company.

     In addition to the initial grants described above, subsequent grants of options to purchase an additional 45,000 shares of Common Stock will be made to each eligible director on the date immediately following the date that the option most recently granted such director under the Directors Plan becomes exercisable in full. The exercise price for these options will also be at the fair market value of the underlying Common Stock on the date of grant. It is anticipated that such additional options would become exercisable in five equal annual installments beginning on the date of grant and continuing so long as the person remains a director of the Company. The Directors Plan also provides that by January 1 of each calendar year, a director may waive his rights to payment of all cash retainers and meeting fees for such year and receive, in lieu thereof, either: (i) that number of shares of Common Stock having a value (calculated based on the market value of the Common Stock on the date of each such meeting during the year) equal to the dollar amount of the annual retainer, meeting and other fees due for such year, or (ii) an option for that number of shares which produces an option having a value under the Black-Scholes pricing model (see footnote 11 on page 11), equal to the dollar amount of the annual retainer, meeting and other fees due for such year, which grants would become exercisable as to one-twelfth of the shares covered by each on the last day of each calendar month ending after grant. With respect to 1997 and 1998, each director has waived his rights to cash payments and has elected to receive shares of Common Stock instead.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREOWNERS AND RECOMMENDS A VOTE "FOR" THE TWO NAMED CANDIDATES STANDING FOR ELECTION.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The members of the Compensation Committee for 1997, Messrs. Alberding, Llewellyn, Thoma and Wilkens, are pleased to present their report on executive compensation.

     Compensation Philosophy and Objectives. The guiding principle considered in the development and administration of annual and long-term compensation plans is to align the interests of executive management with those of the Company's four constituencies: its shareowners, its customers, its employees, and the communities it serves. The key elements that underscore this principle are the following:

          1. Establishing compensation plans which deliver cash compensation that is commensurate with the Company's performance relative to operating, financial and strategic objectives, all of which are regularly reviewed and approved by the Compensation Committee and the Board of Directors;

          2. Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners as well as employees;

          3. Establishing criteria for determination of annual cash compensation awards which appropriately balance financial performance, customer service levels, community service, and leadership and management development; and

          4. Establishing total cash compensation targets above market averages to ensure the Company's ability to attract and retain world-class executive talent.

     While the Company's objective for executive base salaries is to approximate market averages, the annual cash incentive portion of executive compensation is targeted to provide payouts exceeding market norms based on performance. Bonuses may be granted to certain executives of the Company solely within the discretion of the Compensation Committee and the Board of Directors, and such bonuses have been wide-ranging, with up to as much as 75% of the executive's base salary (and higher in some cases) payable as a bonus in recognition of particularly outstanding achievement. The Company's bonus plan rewards executives for both overall Company performance and the executive's individual performance in serving the Company's four constituencies.

     The Company's long-term incentive program consists of stock options granted pursuant to the 1991 Stock Option Plan and, for fiscal years 1996 and 1997, also consisted of restricted stock awards pursuant to the Company's 1997 Restricted Stock Plan. The stock option grants historically have been made at the fair market value of the Common Stock on the date of grant and become exercisable over a period of years. Through grants under the 1991 Stock Option Plan, executives receive significant equity opportunity which provides an incentive to build long-term shareowner value. Management does not plan to recommend awards of restricted shares under the 1997 Restricted Stock Plan in the future.

     Fiscal 1997. For fiscal 1997, the executive compensation program consisted of base salary, a bonus plan based on the factors described above and stock options that generally become exercisable over a period of time from the date of grant.

     The compensation program was highly dependent upon bonus payouts based upon performance. The Company's performance during fiscal 1997 met or exceeded expectations in substantially all categories. This achievement resulted in bonus payouts to the executive officers.

     Mr. Frazee was hired as Chairman, President and Chief Executive Officer effective August 4, 1997. Mr. Frazee's compensation package, including his stock options and bonus opportunity, was negotiated with him at the time of his hiring on the basis of his previous compensation and competitive factors at the time. Consistent with the Company's policies, a significant portion of his cash compensation is payable as a bonus based upon his performance. In addition, stock options were granted to him in order to more closely align his interests with the other shareowners of the Company.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation would not be subject to the deduction limit if certain requirements are met. The Company currently intends to review the performance-based portion of the compensation paid to its executive officers to determine what actions would be necessary to comply with the statute. The Company believes that options granted under its stock option plans are exempt from the limitations and that, except with respect to Mr. Frazee, other compensation expected to be paid during 1998 will be below the compensation limitations.

     Option Vesting Upon Sale of the Company. As described in footnote 1 to the table entitled "Option Grants in Last Fiscal Year" on page 11, under certain circumstances all options, including those granted to the five most highly compensated executive officers of the Company, become immediately vested and exercisable in full in the event of certain mergers or acquisitions or a sale of all or substantially all of the Company's assets or capital stock.

     Report on Repricing of Options. As of June 12, 1997, a significant portion of stock options granted during the period January 1, 1995 through December 31, 1996 were repriced at $8.25 per share, the closing price of the Company's Common Stock on that date. The repricing was accomplished by offering option holders the right to receive a smaller number of new options in exchange for their old options. Vesting was restarted so that the new options would vest in three equal installments on February 1 of each year commencing 1998. The rate of exchange was determined for each individual by a formula whereby the number of shares covered by the new option was equal to the product of the number of shares covered by the stock option to be replaced times $8.25, divided by the option price for each stock option to be replaced. For example, an optionee with an option for 10,000 shares at $20.00 per share received an option for 4,125 shares at $8.25 per share. The Compensation Committee decided to reprice the stock options because they determined that such stock options no longer served as an effective incentive for the retention and motivation of key personnel.

     Summary. The Company's philosophy is that total compensation programs for its Chief Executive Officer, and other executives, should be established by the same process used for its other salaried employees, except that: (1) executives should have a greater portion of their compensation at risk than other employees, (2) a large portion of executive compensation should be tied directly to the performance of the business, and (3) executives should share in the same risks and rewards as do shareowners of the Company.

     We, the members of the Compensation Committee of the Board, believe that the Company's compensation practices have been successful in retaining and motivating qualified executives. We will continue to monitor the effectiveness and appropriateness of each of the components to reflect changes in the business environment.

                                          CARL D. THOMA, Chairman
                                          RICHARD C. ALBERDING
                                          JOHN S. LLEWELLYN, JR.
                                          ROY A. WILKENS

RECENT SENIOR MANAGEMENT ADDITIONS

     On February 8, 1998, the Board of Directors elected Michael A. DiMarco and Edward W. Mullinix, Jr., to the new position of executive vice president. Mr. DiMarco, formerly Senior Vice President -- Operations of the Company, assumed the position of Executive Vice President -- Sales. Mr. Mullinix, who joined the Company in November 1997 as Senior Vice President -- Strategic Planning, assumed the position of Executive Vice President -- Operations. Messrs. DiMarco and Mullinix joined Mark A. Knickrehm, who was named Executive Vice President and Chief Financial Officer of the Company on February 4, 1998, and Barry A. Fromberg, Executive Vice President -- International. These management changes were made as part of a major realignment of the Company's operations, announced February 9, 1998.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid by the Company and its subsidiaries for services rendered in all capacities for the fiscal years ended December 31, 1997, 1996 and 1995, of (i) the Company's Chief Executive Officer at December 31, 1997,
(ii) those persons who were, at December 31, 1997, the other four most highly compensated executive officers of the Company and its subsidiaries and (iii) two additional individuals for whom disclosure would have been provided in (ii) but for the fact that the individuals were not serving as executive officers on December 31, 1997 (collectively, the "Named Officers"). Positions indicated are as of April 1, 1998.

                                             ANNUAL                           LONG-TERM
                                          COMPENSATION                       COMPENSATION
                              -------------------------------------    ------------------------
                                                                                     SECURITIES
                                                                       RESTRICTED    UNDERLYING
                                                                         STOCK        OPTIONS        ALL OTHER
                              YEAR    SALARY     BONUS      OTHER        AWARDS       (SHARES)    COMPENSATION(1)
                              ----   --------   --------   --------    ----------    ----------   ---------------
John P. Frazee, Jr.(2)......  1997   $279,571   $150,000   $ 50,938(3)  $100,000(4)    600,000       $ 20,000(6)
  Chairman, President         1996         --         --         --           --            --         16,250(6)
  and Chief Executive         1995         --         --         --           --        45,000(5)      12,291(6)
  Officer
George M. Perrin............  1997    371,666    200,000         --           --        50,000         19,550(6)
  Former Chairman             1996     60,000         --         --           --        50,000             --
                              1995    780,000         --         --           --        50,000             --
Glenn W. Marschel(7)........  1997    383,247         --         --      190,313(9)    299,704(10)     912,182(11)
  Former President and        1996    600,000    300,000     67,950(8)        --       200,000             --
  Chief Executive Officer     1995     50,000         --      7,770(8)        --       180,000             --
Michael A. DiMarco..........  1997    295,000    160,000         --      110,625(12)    96,923(13)       5,100
  Executive Vice
    President --              1996    237,333    100,000         --           --        66,000          4,750
  Sales                       1995    196,917     83,200         --           --        90,000          1,969
Barry A. Fromberg...........  1997    244,167    100,000         --           --            --             --
  Executive Vice
    President --              1996    232,917     84,600         --           --            27(14)       3,169
  International               1995    207,917     84,000         --           --            --            560
William G. Scott(15)........  1997    215,000     80,000         --       55,313(17)   113,464(18)       4,750
  Senior Vice President --    1996    172,982     75,000         --           --        60,000             --
  Systems and Technology      1995     12,205         --      8,942(16)        --       90,000             --
Ruth Williams (19)..........  1997    143,333     58,000    115,250(20)        --      125,000             --
  Senior Vice President,      1996         --         --         --           --            --             --
  General Counsel and         1995         --         --         --           --            --             --
  Assistant Secretary

---------------

 (1) Except where noted, represents Company matching contributions to the Company's 401(k) Plan.

 (2) Mr. Frazee became an employee and Chairman, President and Chief Executive Officer of the Company effective August 4, 1997; annual compensation represents compensation for the period from this date through year end. Mr. Frazee has served as a director of the Company since 1995.

 (3) Includes payments of $10,178 to Mr. Frazee as a housing allowance in the Plano, Texas area, $23,214 paid to defray expenses associated with Mr. Frazee establishing a residence in the Plano, Texas area, and $12,546 related to providing Mr. Frazee transportation to and from his primary residence in Florida.

 (4) Represents the fair market value of 11,510 shares of the Company's Common Stock awarded to Mr. Frazee on August 4, 1997.

 (5) Represents non-employee director option grant under the Directors Plan prior to his employment by the Company.

 (6) Represents compensation for services rendered as a non-employee director of the Company.

 (7) Mr. Marschel became an employee and President and Chief Executive Officer of the Company on December 1, 1995, and resigned his positions with the Company effective August 4, 1997.

 (8) Represents payments made to defray expenses associated with Mr. Marschel's relocation to the Plano, Texas area.

 (9) Represents the fair market value of 30,000 shares of the Company's Common Stock awarded to Mr. Marschel on April 25, 1997, vesting at the rate of 20% per year beginning on April 25, 1998 through 2002, contingent upon meeting certain performance goals. This award was forfeited by Mr. Marschel upon his resignation.

(10) Consists of options to purchase 152,000 shares of the Company's Common Stock subject to new grants, 80,962 shares granted to replace the 1996 options and 66,742 shares granted to replace the 1995 options. All of these options expired unexercised upon Mr. Marschel's resignation.

(11) Includes $906,651 paid to Mr. Marschel in connection with his resignation, pursuant to his Employment Agreement.

(12) Represents the fair market value of 10,000 shares of the Company's Common Stock awarded to Mr. DiMarco on February 2, 1997, vesting at the rate of 20% per year beginning on February 2, 1998 through 2002, contingent upon meeting certain performance goals.

(13) Consists of options to purchase 36,000 shares of the Company's Common Stock subject to new grants, 28,286 shares granted to replace the 1996 options and 32,637 shares granted to replace the 1995 options.

(14) Represents option to purchase 27 shares of the common stock, nominal value NLG 100 per share, of Paging Network International N.V., a limited liability company incorporated under the laws of The Netherlands.

(15) Mr. Scott became an employee of the Company on December 4, 1995.

(16) Represents payments made to defray expenses associated with Mr. Scott's relocation to the Plano, Texas area.

(17) Represents the fair market value of 5,000 shares of the Company's Common Stock awarded to Mr. Scott on February 2, 1997, vesting at the rate of 20% per year beginning on February 2, 1998 through 2002, contingent upon meeting certain performance goals.

(18) Consists of options to purchase 54,000 shares of the Company's Common Stock subject to new grants, 25,714 shares granted to replace the 1996 options and 33,750 shares granted to replace the 1995 options.

(19) Ms. Williams became an employee and Senior Vice President and General Counsel of the Company on May 1, 1997; annual compensation represents compensation for the period from this date through year end.

(20) Represents payments made to defray expenses associated with Ms. Williams' relocation to the Plano, Texas area.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth further information on grants of options to purchase the Company's Common Stock during the fiscal year ended December 31, 1997, to the Named Officers. This information is also reflected in the table entitled "Summary Compensation Table" on pages 9 and 10.

                                 NUMBER OF      PERCENTAGE
                                SECURITIES       OF TOTAL
                                UNDERLYING       OPTIONS
                                  OPTIONS       GRANTED TO      OPTION                      GRANT DATE
                                  GRANTED      EMPLOYEES IN    EXERCISE    EXPIRATION         PRESENT
             NAME               (SHARES)(1)    FISCAL 1997      PRICE         DATE          VALUE (11)
             ----               -----------    ------------    --------    ----------       ----------
John P. Frazee, Jr............    600,000(2)       18.4%       $ 8.688      08/04/07        $1,890,200
George M. Perrin..............     50,000(3)        1.5         11.063      02/12/07           195,050
Glenn W. Marschel.............    152,000(4)        4.7         11.063      02/12/07           592,951
                                  147,704(5)        4.5           8.25      06/12/07           441,949
Michael A. DiMarco............     36,000(6)        1.1         11.063      02/12/07           140,436
                                   60,923(7)        1.9           8.25      06/12/07           182,289
William G. Scott..............     54,000(8)        1.7         11.063      02/12/07           210,654
                                   59,464(9)        1.8           8.25      06/12/07           177,924
Ruth Williams.................    125,000(10)       3.8          6.969      05/01/07           315,674

---------------

 (1) All options are exercisable only so long as employment continues or within limited periods following termination of employment. Except as otherwise determined by the Compensation Committee, if the Company is merged or consolidated into a new surviving company and the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new surviving company (on a fully-diluted basis), or if there is a sale of all or substantially all of the Company's assets or capital stock in any transaction or series of related transactions, then (i) ten business days before any such occurrence, the options shall become immediately vested and exercisable in full and (ii) upon such occurrence, will terminate to the extent not then exercised. All options have a term of 10 years.

 (2) This option vests 200,000 shares per year on August 4 of each year commencing 1997 through 1999.

 (3) This option vested in full on February 12, 1997.

 (4) This option would have vested 76,000 shares per year on each of February 12, 1998 and February 12, 2001. This option expired unexercised upon Mr. Marschel's resignation.

 (5) This option was granted to replace options granted in 1995 and 1996 pursuant to the option repricing affected in 1997. This option would have vested 49,235 shares per year on February 1 of each year commencing 1998 through 2000. This option expired unexercised upon Mr. Marschel's resignation.

 (6) This option vests 12,000 shares on February 12, 1998 and 6,000 shares per year on February 12 of each year commencing 1999 through 2002.

 (7) This option was granted to replace options granted in 1995 and 1996 pursuant to the option repricing affected in 1997. This option vests 20,308 shares per year on February 1 of each year commencing 1998 through 2000.

 (8) This option vests 24,000 shares on February 12, 1998, 6,000 shares on February 12, 2001 and 24,000 shares on February 12, 2002.

 (9) This option was granted to replace options granted in 1995 and 1996 pursuant to the option repricing affected in 1997. This option vests 19,821 shares per year on February 1 of each year commencing 1998 through 2000.

(10) This option vests 25,000 shares per year on May 1 of each year commencing 1998 through 2002.

(11) Based on the Black-Scholes pricing model. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates, and discounted for potential forfeiture due to vesting schedules. The estimated values above use the following significant assumptions: volatility -- ranged from .54 to .58; dividend yield -- 0%; turnover -- 8% per year; risk-free interest rate -- yield to maturity of 7-year treasury note at grant date (rates ranged from 5.46% to 6.89%). The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a Black-Scholes model.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the unexercised options to purchase the Company's Common Stock granted during the fiscal year ended December 31, 1997 and prior years under the 1991 Stock Option Plan to the Named Officers and held by them at December 31, 1997.

                                                                    NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                       OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                                                      DECEMBER 31, 1997          AT DECEMBER 31, 1997(1)
                              SHARES ACQUIRED                    ---------------------------   ---------------------------
            NAME                ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ---------------   --------------   -----------   -------------   -----------   -------------
John P. Frazee, Jr...........        0                0            200,000        400,000      $  412,400      $824,800
George M. Perrin.............        0                0            801,000              0       1,793,580             0
Glenn W. Marschel............        0                0                  0              0               0             0
Michael A. DiMarco...........        0                0             45,200        114,923         134,656       206,308
Barry A. Fromberg............        0                0             90,000        180,000         112,500       225,000
William G. Scott.............        0                0                  0        113,464               0       148,660
Ruth Williams................        0                0                  0        125,000               0       472,625

---------------

(1) Based on the difference between the exercise price of each option and $10.75, the last reported sales price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 1997, the last trading date in the Company's 1997 fiscal year.

CONTRACTS RELATING TO EMPLOYMENT

     In connection with the hiring of John P. Frazee, Jr. as Chairman, President and Chief Executive Officer of the Company, the Company and Mr. Frazee entered into an Employment Agreement, dated as of August 4, 1997 (the "Employment Agreement"), which provides for Mr. Frazee to be employed as Chairman, President and Chief Executive Officer of the Company for an initial term expiring on July 31, 1998, with automatic one-year extensions thereafter unless the Company or Mr. Frazee elects to give notice to terminate not less than 90 days prior to the commencement of any such one-year renewal period. Pursuant to the Employment Agreement, Mr. Frazee is paid a base salary of $650,000 per year, with a target bonus of $350,000 in the event the Company achieves certain corporate objectives specified by the Board of Directors of the Company. Upon execution of his Employment Agreement, Mr. Frazee was granted options to purchase 600,000 shares of Common Stock, of which options to acquire 500,000 shares of Common Stock were granted under the Company's 1991 Stock Option Plan and options to acquire 100,000 shares of Common Stock were granted under a Nonstatutory Stock Option Agreement. One-third of these options vest on each anniversary of the date of the Employment Agreement so long as Mr. Frazee remains an employee of the Company. Mr. Frazee was also granted a stock award of 11,510 shares of Common Stock under the 1997 Restricted Stock Plan. In addition, the Company provides Mr. Frazee with transportation to and from his primary residence in Florida. For additional information regarding Mr. Frazee's compensation, see "EXECUTIVE COMPENSATION" on pages 6 through 12.

     In connection with services provided to the Company by George M. Perrin, the former Chairman of the Company, the Company and Mr. Perrin entered into a Compensation Agreement in February 1997 and an additional Agreement in August 1997, pursuant to which the Company agreed to pay Mr. Perrin an aggregate of $876,000, $200,000 of which was paid on January 31, 1998 and $676,000 of which is payable over a period of two years beginning on January 31, 1998.

CORPORATE PERFORMANCE GRAPH

     Set forth below is a line graph comparing (i) the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock, with
(ii) the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Telecommunications Stock Index for the period beginning December 31, 1992 and ended December 31, 1997. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

               Measurement Period                     Company
             (Fiscal Year Covered)                     Index          Market Index       Peer Index
12/31/92                                                     100.0             100.0             100.0
12/31/93                                                     151.2             114.8             154.2
12/30/94                                                     168.6             112.2             128.7
12/29/95                                                     241.7             158.7             168.5
12/31/96                                                     151.2             195.2             172.3
12/31/97                                                     106.6             239.5             254.5

TEN YEAR OPTION REPRICINGS

     The following table identifies the options to purchase the Company's Common Stock held by certain of the executive officers which were granted at a lower exercise price in exchange for stock options previously granted to these executive officers during the 10-year period ending December 31, 1997. The Compensation Committee Report on Repricing of Options on page 8 sets forth the basis for the exchange that occurred during 1997.

                                                                                                             LENGTH OF
                                          NUMBER OF    NUMBER OF       MARKET                             ORIGINAL OPTION
                                            SHARES       SHARES        PRICE       EXERCISE                    TERM
                                          UNDERLYING   UNDERLYING   PER SHARE AT   PRICE AT      NEW       REMAINING AT
                               DATE OF     EXISTING     REPRICED      TIME OF       TIME OF    EXERCISE       DATE OF
            NAME              REPRICING    OPTIONS      OPTIONS      REPRICING     REPRICING    PRICE        REPRICING
            ----              ---------   ----------   ----------   ------------   ---------   --------   ---------------
Glenn W. Marschel(1)........  06/12/97     200,000       80,962        $ 8.25       $20.38      $ 8.25      108 months
  Former President and        06/12/97     180,000       66,742          8.25        22.25        8.25      102 months
  Chief Executive Officer
Michael A. DiMarco..........  06/12/97      66,000       28,286          8.25        19.25        8.25      112 months
  Executive Vice
    President --              06/12/97      90,000       32,637          8.25        22.75        8.25      100 months
  Sales
Douglas R. Ritter...........  06/12/97      90,000       32,637          8.25        22.75        8.25      100 months
  Senior Vice President --
  Corporate Development
William G. Scott............  06/12/97      60,000       25,714          8.25        19.25        8.25      112 months
  Senior Vice President --    06/12/97      90,000       33,750          8.25        22.00        8.25      102 months
  Systems and Technology
G. Robert Thompson..........  04/27/95      30,000       30,000         14.00        17.125      14.00       82 months
  Vice President --           06/12/97      90,000       32,108          8.25        23.13        8.25      107 months
  Finance                     06/12/97      30,000       17,679          8.25        14.00        8.25       94 months

---------------

(1) Options granted Mr. Marschel in exchange expired unexercised upon Mr. Marschel's resignation.

            PROPOSAL NO. 2 -- APPROVAL OF THE COMPANY'S AMENDED AND
                        RESTATED 1991 STOCK OPTION PLAN

     The adoption of the Company's Amended and Restated 1991 Stock Option Plan to broaden the group of individuals eligible to receive stock options under the 1991 Stock Option Plan from key employees only to all employees is to be approved at the meeting. The 1991 Stock Option Plan initially was adopted by the Board of Directors on August 23, 1991, and approved by the shareowners on August 23, 1991, and was amended by the Board of Directors on January 26, 1993, which amendment was approved by the shareowners on May 20, 1993. An increase in the number of shares issuable pursuant to the 1991 Stock Option Plan from 6,450,000 to 13,950,000 was approved by the Board of Directors on September 11, 1996, subject to the approval of the Company's shareowners, which was given on May 22, 1997. The 1991 Stock Option Plan authorizes the Company to grant either "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options, to purchase shares of Common Stock. As of March 31, 1998, options for an aggregate of 5,732,382 shares were outstanding under the 1991 Stock Option Plan. An aggregate of 6,950,617 shares are available for future option grants. On March 31, 1998, the closing price of a share of the Common Stock on The Nasdaq Stock Market was $15.375.

     The 1991 Stock Option Plan has been used by the Company to provide an opportunity to selected key employees of the Company and its subsidiaries to purchase Common Stock of the Company through the exercise of options granted under the plan. By encouraging such stock ownership, the Company seeks to attract, retain and motivate experienced and skilled employees and, in particular, to provide the Company with the necessary flexibility to compete for highly skilled personnel. Members of the Board of Directors who are not Company employees are not eligible to receive options under the 1991 Stock Option Plan.

     Subject to the approval of the Company's shareowners, the Board of Directors has approved the Amended and Restated 1991 Stock Option Plan to broaden the group of individuals eligible to receive stock options under the 1991 Stock Option Plan to include all employees of the Company and of its subsidiaries. In broadening the group of eligible participants, the Company seeks to maximize the number of individuals with an incentive to participate in and contribute significantly to the growth and financial success of the Company. The Company believes that stock ownership motivates employees to adopt as their own the strategic and long-term performance objectives of the Company. Moreover, stock ownership by a broader group of employees more closely aligns the interests of the Company's employees with those of the shareowners.

     The following table sets forth the number of options to purchase Common Stock granted under the 1991 Stock Option Plan prior to March 31, 1998, to: (i) each of the Named Officers, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group:

                OPTIONS GRANTED UNDER THE 1991 STOCK OPTION PLAN

                          OPTIONEE                              NUMBER OF OPTIONS(1)
                          --------                              --------------------
John P. Frazee, Jr..........................................            600,000(2)
George M. Perrin............................................            801,000
Glenn W. Marschel...........................................            299,704(3)
Michael A. DiMarco..........................................            244,123
Barry A. Fromberg...........................................            320,000
William G. Scott............................................            133,464
Ruth Williams...............................................            145,000
All present executive officers of the Company as a group....          2,414,811
All employees of the Company, including present officers who
  are not executive officers, as a group....................          4,584,572
TOTAL.......................................................          6,999,383

---------------

(1) Amounts reflect option repricings described on page 14.

(2) Mr. Frazee has also been granted options to acquire 45,000 shares of Common Stock under the Directors Plan for his prior service as a non-employee director of the Company and has been granted options to acquire 100,000 shares of Common Stock pursuant to the terms of his Employment Agreement. (See "Contracts Relating to Employment" on page 12.)

(3) All of these options expired unexercised upon Mr. Marschel's resignation.

     The 1991 Stock Option Plan is administered by the Compensation Committee elected by the Board of Directors. The Compensation Committee, subject to the provisions of the 1991 Stock Option Plan, has exclusive authority to select the times when and the employees to whom stock options may be granted, the number of shares of Common Stock to be acquired by the exercise of stock options, the exercise price, the term during which options may be exercised and whether any particular option will be an incentive stock option or a nonstatutory stock option.

     To qualify as an incentive stock option under Section 422 of the Code, an option, among other things, must (i) not be exercisable more than ten years from the date of grant; (ii) have an exercise price equal to or in excess of the fair market value of the Common Stock on the date of grant; and (iii) not be transferable other than by will or laws of descent and distribution and must be exercisable during the employee's lifetime only by the option holder. Furthermore, if an employee owns capital stock constituting more than 10 percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries, the term of any incentive stock option granted to that employee may not exceed five years and the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. During any calendar year the aggregate exercise price of incentive stock options held by an employee which first became exercisable in that year may not exceed $100,000.

     The 1991 Stock Option Plan provides that nonstatutory options may be granted with an exercise price determined by the Compensation Committee so long as the exercise price is not less than the fair market value of the Common Stock on the date of grant. The 1991 Stock Option Plan also provides that the exercise price of both incentive and nonstatutory stock options may be paid in cash, in shares of Common Stock or by certified check. The Amended and Restated 1991 Stock Option Plan will permit the payment of the exercise price of both incentive and nonstatutory stock options out of the proceeds of the sale of shares of Common Stock received upon exercise.

     The option agreements between the Company and the optionee contain certain vesting provisions, which lapse from time to time as to portions of the grant, as determined by the Compensation Committee.

     Options granted under the 1991 Stock Option Plan are not to be transferable other than by the laws of descent and distribution and may be exercisable during the lifetime of an optionee only by the optionee. The Amended and Restated 1991 Stock Option Plan grants the Compensation Committee the power to permit the transfer of options.

     An employee who is granted an incentive stock option will generally recognize no income or gain for tax purposes on the grant or exercise of the incentive stock option. However, the excess of the fair market value of the shares on the date of exercise (or, if later and provided the employee does not elect to have any applicable vesting requirements disregarded for tax purposes, the date the shares become transferable or are no longer subject to a substantial risk of forfeiture (i.e., "vested" for purposes of Section 83 of the Code)) over the exercise price is included in alternative minimum taxable income for purposes of the "alternative minimum tax" provisions of the Code.

     If stock purchased pursuant to the exercise of an incentive stock option is sold more than two years from the date the option is granted and more than one year from the date of exercise, the gain realized on the sale of the stock (the difference between the exercise price of the option and the amount realized on the sale) will be treated as long-term capital gain rather than as ordinary income. Currently, the maximum individual tax rate for ordinary income is 39.6% and for capital gain is 28% if the holding period is at least one year and 20% if the holding period is at least 18 months. Should the employee dispose of the shares before the later of those two dates, any gain realized will be treated as ordinary income to the extent it does not exceed the gain which the employee would have realized had he sold the shares immediately upon exercising the option.

     Nonstatutory stock options are taxed in accordance with Section 83 of the Code and regulations thereunder. An employee granted a nonstatutory stock option will not recognize any income on grant but will recognize income at the date of exercise or, if later and provided the employee does not elect to have any vesting restrictions disregarded for tax purposes, when the shares purchased pursuant to the option become vested for purposes of Section 83 of the Code. The income recognized (the difference between the exercise price of the option and the fair market value of the shares at the time the employee recognizes the income) will be ordinary income to the employee.

     In general, the Company can deduct as a business expense only an amount equal to the ordinary income, if any, recognized by an employee upon his sale of Common Stock purchased pursuant to an incentive stock option, as well as the ordinary income recognized by an optionee with respect to the exercise of a nonstatutory option. Under current accounting practice, generally no charge to the expense of the Company results from the grant or exercise of an incentive stock option or a nonstatutory stock option granted pursuant to the 1991 Stock Option Plan because the exercise price of the stock option must equal or exceed the fair market value of the Common Stock on the date of grant.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and actually voted on the issue at the meeting is required to ratify the adoption by the Board of Directors of the Amended and Restated 1991 Stock Option Plan.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREOWNERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, certain of its officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by such dates during 1997. During the Company's 1997 fiscal year, to the knowledge of the Company, all of these filing requirements were satisfied. In making these statements, the Company has relied upon written representations of its directors, officers, and its ten percent holders as well as copies of those reports filed with the Commission that have been furnished to the Company.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP has been the independent auditors for the Company and will serve in that capacity for the 1998 fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareowners.

                      SHAREOWNER PROPOSALS AND NOMINATIONS

     All shareowner proposals that are intended to be presented at the 1999 Annual Meeting of Shareowners of the Company must be received by the Company not later than December 7, 1998, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

     Shareowners of the Company may nominate one or more persons for election as a director at a meeting only if written notice of such shareowner's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Senior Vice President, General Counsel and Assistant Secretary of the Company not later than 80 days prior to the date of any annual or special meeting. In the event that the date of such annual or special meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the meeting, notice by the shareowner to be timely must be delivered to the Senior Vice President, General Counsel and Assistant Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the shareowners.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.
                                          By Order of the Board of Directors
                                          RUTH WILLIAMS, Senior Vice President,
                                          General Counsel and Assistant
                                          Secretary

                                          Dated: April 1, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULE) WILL BE SENT WITHOUT CHARGE TO ANY SHAREOWNER REQUESTING IT IN WRITING FROM: PAGING NETWORK, INC., ATTN: JENNY HAYNES, VICE PRESIDENT -- INVESTOR RELATIONS, 4965 PRESTON PARK BOULEVARD, SUITE 800, PLANO, TEXAS 75093.

     The Company's annual report on Form 10-K may also be viewed on the Internet by accessing the Company's home page at http://www.pagenet.com.

                               [PAGENET LOGO]

                              PAGING NETWORK, INC.
                  AMENDED AND RESTATED 1991 STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Amended and Restated 1991 Stock Option Plan (the "Plan") is to advance the interests of PAGING NETWORK, INC. ("PageNet") and its shareowners by providing an opportunity to all employees of PageNet and its present and future domestic and foreign subsidiaries (collectively, the "Company") to purchase the common stock of PageNet through the exercise of options granted under this Plan and thereby have an incentive to participate in and contribute significantly to the growth and financial success of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees with experience, ability and leadership to share in the strategic and long-term performance objectives of the Company and to more closely align the interests of the employees with those of the shareowners.

         2. EFFECTIVE DATE. The 1991 Stock Option Plan became effective on August 23, 1991, the date it was adopted by the Board of Directors of PageNet. The Plan was approved by the shareowners of PageNet on August 23, 1991. The Plan was amended by the Board of Directors on January 26, 1993, subject to shareowner approval, which was given on May 20, 1993. The Plan was further amended by the Board of Directors on September 11, 1996 and on January 9, 1997, subject to shareowner approval, which was given on May 22, 1997. This amendment and restatement of the Plan will become effective on April 22, 1998, the date it was adopted by the Board of Directors of PageNet, subject to the receipt of approval by the shareowners of PageNet at the 1998 Annual Meeting of Shareowners.

         3. STOCK SUBJECT TO THE PLAN; TYPES OF OPTIONS. The shares that may be granted under this Plan will not exceed in the aggregate 13,950,000 shares of the $.01 par value common stock of PageNet ("Common Stock"). Any shares subject to an option which for any reason expires, is cancelled or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued shares or issued shares re-acquired by PageNet. In addition to the foregoing aggregate limitation, no more than 500,000 shares may be granted under this Plan in any
one calendar year to any one eligible individual.   The Plan allows for the
granting of nonqualified stock options ("nonqualified options"), the federal income tax treatment of which is determined under Section 83 of the Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder (the "Code"), and incentive stock options intended to qualify under Section 422 of the Code.

         4. ADMINISTRATION OF STOCK OPTIONS. The Plan will be administered by the Stock Option/Compensation Committee of the Board of Directors of PageNet (the "Board"), provided, however, that any authority or responsibility reserved to the Committee under the Plan may be exercised in its discretion by the Board, including but not limited to granting options under the Plan. The term "Committee" means the entity administering the Plan pursuant to this paragraph, whether the administrator is the Board or the Stock Option/Compensation Committee.

         Subject to the provisions of the Plan, the Committee will have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto will be final and binding on the Company, the employee to whom the option is granted (the "optionee") and all other persons. No employee will have a right to be granted an option or, having received an option, a right to again be granted an option under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible employees under the Plan, whether or not such eligible employees are similarly situated.

         5. ELIGIBLE EMPLOYEES. Incentive options or nonqualified options, or both, may be granted to all employees of PageNet and any present and future domestic and foreign subsidiary of the Company. The Committee will have the exclusive power to select the employees who may receive options under the Plan, and may select the eligible employees individually or by groups or categories, as determined by the Committee in its sole discretion.

         6. DURATION OF THE PLAN. This Plan will terminate on the tenth anniversary of shareowner approval of the amendment and restatement at the 1998 Annual Meeting of Shareowners, unless terminated earlier pursuant to Paragraph 11, and no options may be granted thereafter.

         7. RESTRICTIONS ON INCENTIVE OPTIONS. With respect to incentive options (but not nonqualified options) granted under this Plan, the aggregate fair market value, determined as of the date each such option is granted, of the shares with respect to which options are exercisable for the first time by an employee during any calendar year will not exceed $100,000. If an incentive option is granted with respect to shares exceeding the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. In the event that an individual is eligible to participate in any other stock option plan of the Company which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation will apply to the aggregate number of shares for which incentive stock options are granted under all such plans.

         8. TERMS AND CONDITIONS OF STOCK OPTIONS. Options granted under this Plan will be evidenced by instruments in such form and containing such terms and conditions as the Committee will determine; provided, however, that such instruments will evidence among their terms and conditions the following:

                 (a) PRICE. The purchase price per share of Common Stock payable upon the exercise of each option granted hereunder will be as determined by the Committee in its discretion, and will be not less than 100% of the fair market value of the stock on the day the option is granted. Such fair market value will be determined in accordance with procedures to be established in good faith by the Committee in conformity with regulations issued by the Internal Revenue Service with regard to incentive and nonqualified options.

                 (b)   NUMBER OF SHARES.   Each option grant will specify the
number of shares to which it pertains.

                 (c) EXERCISE OF OPTIONS. Each option grant will be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine; provided, however, that no option will be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option. In case of an option not otherwise immediately exerciseable in full, the Committee may accelerate the exerciseability of such option in whole or in part at any time.

                 (d) NOTICE OF EXERCISE AND PAYMENT. An option will be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee will include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment will be made in full at the time the option is exercised. Payment will be made either by (i) cashier's or certified check, wire transfer or other form of good and immediately available funds, (ii) if permitted by the Committee and stated in the instrument, by delivery and assignment to the Company of shares of Common Stock having a value equal to the option price, (iii) if permitted by the Committee, by delivery of a written notice stating that a market sell order has been placed with a broker with respect to shares of Common Stock issuable upon exercise of the option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price of the option or the portion thereof so exercised, or (iv) by a combination of (i) and (ii) above. The value of the Common Stock for such purpose will be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Committee.

                 (e) WITHHOLDING TAXES; DELIVERY OF SHARES. The Company's obligation to deliver shares of Common Stock upon exercise of an option, in whole or in part, will be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations.

                 (f) NON-TRANSFERABILITY. Except as otherwise provided by the Committee, no option will be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option will be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

                 (g) TERMINATION OF OPTIONS. Each instrument will contain provisions for the termination of the options granted thereunder if the optionee ceases for any reason to be an employee of or perform services for the Company, no more favorable to the optionee than the following:

                       (i) if the optionee ceases to be employed by or perform services for the Company for any reason other than for cause, disability or death, the option will terminate on the earlier to occur of the ninetieth day after the effective date of such resignation or termination and the date of termination of the option pursuant to this Plan, and the option may not be exercised thereafter;

                       (ii) if the optionee ceases to be employed by or perform services to the Company for cause, which will mean willful misconduct, dishonesty, insubordination, conviction of a felony, gross negligence in the performance of duties as an employee, the material or repeated violation of policies and practices of the Company, including its Code of Ethics, or the use of illegal drugs or the illegal use of controlled substances, the option will terminate on the day of such termination for cause;

                       (iii) if the optionee ceases to be employed by or perform services for the Company because of any physical or mental disability which would have entitled such employee to payment of disability benefits under the Company's long-term disability plan or any similar plan of the Company (regardless of whether such employee was then a participant in such plan), he may at any time within a period of one year after such termination of employment, or prior to the termination of the option pursuant to this Plan, whichever is earlier, exercise his option to the extent that the option was exercisable by him on the date he ceased to be employed by or perform services for the Company; and

                       (iv) if the optionee dies at a time when the option was already vested and exerciseable, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 8(f) may, at any time within a period of one year after the optionee's death, or prior to the termination of the option pursuant to this Plan, whichever is earlier, exercise it to the extent the optionee might have exercised it at the time of his death;

provided, however, that the Committee may provide specifically in an instrument governing an option grant for such other period of time during which an optionee may exercise an option after termination of services as the Committee may approve, subject to the overriding limitation that no option may be exercised to any extent by anyone after the date of expiration of the option.

                 (h) RIGHTS AS SHAREOWNER. An optionee will have no rights as a shareowner with respect to any shares covered by his option until the date the option has been exercised and the full purchase price for such shares has been received by the Company.

         9. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment will be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of PageNet after the effective date of the Plan.

         10. MERGER; SALE OF ASSETS; DISSOLUTION. Notwithstanding anything to the contrary contained in this Plan, in the event of a "Change of Control," as defined herein, every option outstanding hereunder will become immediately exercisable in full. In the event of a change in the Common Stock resulting from a merger or similar reorganization, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof will be appropriately adjusted, in such manner as the Committee may deem equitable, to prevent substantial dilution or enlargement of the rights available or granted hereunder.

         A "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                 (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of PageNet representing 25% or more of the combined voting power of PageNet's then outstanding securities (not including in such securities beneficially owned by such Person any securities acquired directly from PageNet), other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

                 (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who on the date hereof constitute the Board, and any new director whose appointment or election by the Board or nomination for election by PageNet's shareowners was approved or recommended by at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (other than a new director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of PageNet); or

                 (c) there is consummated a merger or consolidation of PageNet or any direct or indirect subsidiary of PageNet with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of PageNet outstanding immediately prior to such merger or consolidation continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of PageNet, at least 65% of the combined voting power of the securities of PageNet or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof), or
(ii) a merger or consolidation
effected to implement a recapitalization of PageNet, or similar transaction, in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of PageNet representing 25% or more of the combined voting power of PageNet's then outstanding securities (not including in the securities Beneficially Owned by such Person any securities acquired directly from PageNet); or

                 (d) the shareowners of PageNet approve a plan of complete liquidation or dissolution of PageNet or there is consummated an agreement for the sale or disposition by PageNet of all or substantially all of PageNet's assets, other than a sale or disposition by PageNet of all or substantially all of PageNet's assets to an entity, at least 65% of the combined voting power of the outstanding securities of which are owned by shareowners of PageNet in substantially the same proportions as their ownership of PageNet immediately prior to such sale.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of PageNet immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of PageNet immediately following such transaction or series of transactions.

         For purposes of this Section 10, (a) "Person" shall mean any person or entity other than (1) any employee plan established by PageNet, (2) PageNet or any of its affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(4) a corporation owned, directly or indirectly, by shareowners of PageNet in substantially the same proportions as their ownership of PageNet and (b) "Beneficial Owner" shall have the meaning set forth in Rule 12d-3 under the Exchange Act.

         11. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time suspend or terminate the Plan, or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareowners of the Company, provided:

                 (a) that no such termination or amendment will adversely affect or impair any then outstanding option or any shares at the time subject to options without the consent of the optionee holding such option; and

                 (b) that any such amendment which requires shareowner approval in order to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or the National Association of Securities Dealers or exchange listing requirements will be subject to approval by the shareowners of PageNet within one year from the effective date of such amendment and will be null and void if such approval is not obtained.

         12.     MISCELLANEOUS PROVISIONS.

                 (a) GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan, will be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                 (b) NO GUARANTEE OF EMPLOYMENT. Neither the Plan, not any action taken hereunder, including the granting of options, shall be construed as giving any employee any right to continue to be employed by the Company, and the right to terminate the employment of any such employee is hereby specifically reserved.

                                  DETACH HERE


                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

                              PAGING NETWORK, INC.

                  FOR THE 1998 ANNUAL MEETING OF SHAREOWNERS



     The undersigned hereby appoints John P. Frazee, Jr. and Ruth Williams, and each of them, proxies with several powers of substitution, to vote for the undersigned at the 1998 Annual Meeting of Shareowners of PAGING NETWORK, INC. (the "Company"), to be held at Bank of America-Illinois, 231 South La Salle Street, 21st Floor, Chicago, Illinois 60601 at 11:00 A.M., Central Daylight Time, on Thursday, May 21, 1998, notice of which meeting and the Proxy Statement accompanying the same have been received by the undersigned or at any adjournment or postponement thereof upon the following matters set forth on the reverse side as described in the Notice of Meeting and accompanying Proxy Statement.




------------                                                     -------------
SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                              SIDE
------------                                                     -------------

Please be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.







                                  DETACH HERE


[X] Please mark
    votes as in
    this example.

     SAID PROXIES WILL VOTE THIS PROXY AS DIRECTED, OR IF NO DIRECTION IS INDICATED, FOR THE NAMED NOMINEES AND ITEM 2 UNLESS AUTHORITY TO DO SO IS SPECIFICALLY WITHHELD IN THE MANNER PROVIDED, AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3.

                                                                                                     FOR   AGAINST  ABSTAIN
1. Election of two Class 1 Directors.                            2. To consider and approve the      [ ]     [ ]      [ ]
   NOMINEES:  John P. Frazee, Jr. and John S. Llewellyn, Jr.        adoption of the Company's
                                                                    Amended & Restated 1991 Stock
               FOR       WITHHELD                                   Option Plan.
               [ ]         [ ]


[ ] _________________________________________________            3. In their discretion to transact such other business as may
          For all nominees except as noted above                    properly come before the meeting.


                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

                                                                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                 CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                 Please sign exactly as your name or names appear at left.
                                                                 Corporate proxies should be signed by an authorized officer.


Signature: ____________________________ Date: ______________     Signature: ____________________________ Date: ________________
